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                                                                    EXHIBIT 99.1


November 12, 2003


(BW)(OK-MPSI)(MPSI) MPSI QUARTERLY RESULTS POSITIVE

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TULSA, Okla--(BUSINESS WIRE)--MPSI Systems Inc. (OTCBB:MPSI), today reported quarterly net income of $279,000 or $.10 per share on revenues of $2,968,000 for its third fiscal quarter ended September 30, 2003. That positive result represents the second consecutive quarterly profit that MPSI has reported after enduring more than two years of adverse operational results, a trend which also negatively impacted the 2003 first quarter.

         Dr. Bryan Gross, MPSI's CEO / President designate, indicated cautious optimism that continuing attempts to adjust the Company's cost base and to introduce new revenue-generating products and services were beginning to bear fruit. "The very unsettled economic conditions effecting not only the United States, but many of the geographic regions MPSI serves, coupled with client mergers have presented MPSI with some difficult operational management challenges over the last two years," said Gross. "Fortunately we have some very loyal customers who require best practice tools and processes to improve their retail asset performance that provided a continuing base of business while we made organizational adjustments, and loyal employees whose efforts despite increased workload and lower benefits helped us overcome those operational difficulties. Although trends are improving, we still have strides yet to make in order to bring operational results up to market standards and what we know to be our potential," Gross continued. Dr. Gross was appointed to his new position by the MPSI's Board of Directors on October 7, 2003 and is presently transitioning toward a scheduled effective date of February 1, 2004. Ronald Harper, MPSI's founder and largest shareholder, will remain chairman of the Board after the transition.

         MPSI's traditional operating strengths have been its global diversification and its ongoing technology commitment to its convenience retailing customers. The global reach of the Company provides opportunities to overcome downturns in one region with success in others. A primary example of that is the rebound in MPSI's Asian business during 2003 based in large measure on new internet product offerings combined with national retail database services in certain Asian countries. On the technology "home front," our recently deployed Capital Optimization Solution [COS] , a new and unique solution that further leverages MPSI's best practice retail optimization technologies and processes, has been very well received by early users in the US. That technology will quite literally save customers millions of capital investment dollars, accelerate their implementations, and help them achieve desired returns on capital employed from market to market. Those retailers who are smaller but aggressively attempting to grow their business can also turn to new internet data services such as SiteMetrixTM; a web-enabled service where customers can find a wealth of retail information about retail markets (cities) across the US. Because of MPSI's continuing global reach and new products / services, Dr. Gross and MPSI's management team envision a continuation of the positive trends recently experienced into Q4 and beyond.

         MPSI (www.mpsisys.com) IS A GLOBAL PROVIDER OF SPATIAL DECISION SUPPORT SYSTEMS (FEATURING PROPRIETARY SOFTWARE AND DATABASES), RETAIL ANALYTIC CONSULTING SERVICES, AND


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INFORMATION SERVICES. ITS PRODUCTS AND SERVICES ARE DESIGNED TO MEET THE
BUSINESS PLANNING NEEDS OF ITS CONVENIENCE RETAIL CLIENTS. THE COMPANY'S COMMON STOCK TRADES ON THE PINK SHEETS UNDER THE SYMBOL MPSI.

         Portions of this document may include "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Readers may consult the Company's quarterly and annual financial filings with the Securities and Exchange Commission for more information concerning matters that could impact the ultimate outcome of forward-looking information.




CONTACT:   MPSI Systems Inc.
           James C. Auten
           (918) 877-5607
           jauten@mpsisys.com
           www.mpsisys.com

KEYWORD:   OKLAHOMA
INDUSTRY KEYWORD: E-COMMERCE RETAIL RESTAURANTS SOFTWARE SUPERMARKETS PRODUCT